Consent of Independent Registered Public Accounting Firm

To The Board of Directors
Fushi Copperweld, Inc and subsidiaries

We consent to incorporation by reference in Registration Statement No. 333-153014 on Form S-8, Registration Statement No. 333-147384 on Form S-3 and to the use of our report dated March 13, 2009, with respect to the consolidated financial statements, and the effectiveness of Fushi Copperweld, Inc’s internal control over financial reporting included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/S/ Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California

March 16, 2009